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                                                                  EXHIBIT 1-A(9)

                        ADMINISTRATIVE SERVICE AGREEMENT

      This ADMINISTRATIVE SERVICE AGREEMENT is entered into this 16th day of May, 1988, by and between THE FRANKLIN LIFE INSURANCE COMPANY ("FRANKLIN") and THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY ("AMERICAN"), both Illinois corporations. WITNESSETH:

      WHEREAS, FRANKLIN has experienced and skilled administrators; and

      WHEREAS, AMERICAN has no such resource and is desirous of obtaining administration services from FRANKLIN; and

      WHEREAS, FRANKLIN is willing and able to provide such services to AMERICAN for an arms-length consideration.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows;

I.    FRANKLIN'S DUTIES

      A. FRANKLIN shall furnish AMERICAN legal, actuarial, accounting, data processing, computer, printing and agency advisory and other administrative services in the development and maintenance of AMERICAN'S insurance businesses.

      B. All services to be performed by FRANKLIN hereunder shall be at the direction of and subject to the control of AMERICAN. In no event shall the services performed by FRANKLIN hereunder relate to the management of AMERICAN's business and affairs.

      C. FRANKLIN shall cause its employees who are rendering services hereunder to keep records of time spent on such services. Statements of expenses in connection with such services shall be provided by FRANKLIN to AMERICAN with such information that AMERICAN can report all allocated costs as if the same had been incurred on a direct basis.

      D. FRANKLIN will bill AMERICAN on a monthly basis for the services to be performed hereunder and payments for such services shall be made no later than ten days after the receipt of such monthly billing.

II.   AMERICAN'S DUTIES

      A. AMERICAN will pay FRANKLIN for services performed hereunder on the basis of an allocation of direct expenses including, but not limited to, telephone charges, supplies, printing and mailing, and services representing charges for the time of the employee of FRANKLIN providing the services. Charges will include that portion of the salaries of such individuals attributable to the services performed hereunder and will cover the actual amount of such salaries plus the costs of fringe benefits.

III.  BREACH

      This agreement shall be performed by FRANKLIN in a manner satisfactory and acceptable to AMERICAN who shall be the sole judge of the quality of performance. In the event of a material breach by FRANKLIN or nonpayment by AMERICAN, either party will have the right to immediately terminate-this Agreement and its obligations hereunder accruing to the date of termination. In such case, upon receipt of due notice, FRANKLIN will have a reasonable time to prepare and deliver any records, documents or other property belonging to AMERICAN.



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      This contract is subject to force majeure, and is contingent upon strikes, acts of God, weather conditions, inability to secure labor, regulations or restrictions imposed by any government or governmental agency, or other delays beyond the control of the parties. If performance by FRANKLIN is prevented by any cause of force majeure, then this contract shall be void without penalty for such nonperformance.

      The failure of AMERICAN or FRANKLIN to enforce at any time the provisions of this agreement shall not be construed as waiver or otherwise affect the validity of this agreement.

IV.   ASSIGNMENT

      This agreement and the obligations to be performed hereunder shall not be assignable by FRANKLIN without the consent of AMERICAN. This provision shall not prevent FRANKLIN from selling, assigning or transferring any specific property acquired pursuant to this agreement.

V.    NOTICE

      All notices given hereunder shall be in writing and shall be sent by certified mail to the parties at their respective home office addresses.

VI.   AUDIT

      AMERICAN shall have the right, at its own expense and at any reasonable time, to make an audit of the services rendered and the amounts charged hereunder.

VII.  PURPOSE

      It is understood and agreed that the sole purpose of this Agreement is to allow FRANKLIN, acting through its employees, to furnish advisory and technical services to AMERICAN. Nothing contained in this Agreement or in the performance hereof shall in any manner be construed to imply any agreement or mutual commitment whatsoever between FRANKLIN and AMERICAN to engage in any common course of conduct or activity,

VIII. TERMINATION

      Either party may terminate this Agreement by thirty days written notice to that effect addressed to the other party at its home office.

IX.   LAW

      This Agreement shall be interpreted by and construed under the laws of the state of Illinois.

      IN WITNESS WHEREOF, THE UNDERSIGNED CERTIFY that they have read the foregoing ADMINISTRATIVE SERVICE AGREEMENT, assent to the contents thereof, that it is a true and accurate statement of their agreement and that they have the requisite legal authority to bind the respective parties.

                                             THE AMERICAN FRANKLIN LIFE
                                             INSURANCE COMPANY

                                        By: ____________________________________

                                             THE FRANKLIN LIFE INSURANCE COMPANY

                                        By: ____________________________________